Exhibit 99.2

URBAN EDGE PROPERTIES

SUPPLEMENTAL DISCLOSURE
PACKAGE

September 30, 2018

Urban Edge Properties
888 7th Avenue, New York, NY 10019
NY Office: 212-956-2556
www.uedge.com

URBAN EDGE PROPERTIES
SUPPLEMENTAL DISCLOSURE
September 30, 2018
(unaudited)

TABLE OF CONTENTS
Page
Press Release
Third Quarter 2018 Earnings Press Release	1

Overview
Summary Financial Results and Ratios	10

Consolidated Financial Statements
Consolidated Balance Sheets	11
Consolidated Statements of Income	12

Non-GAAP Financial Measures and Supplemental Data
Supplemental Schedule of Net Operating Income	13
Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre)	14
Funds from Operations	15
Market Capitalization, Debt Ratios and Liquidity	16
Additional Disclosures	17

Leasing Data
Tenant Concentration - Top Twenty-Five Tenants	18
Leasing Activity	19
Retail Portfolio Lease Expiration Schedules	20

Property Data
Property Status Report	22
Property Acquisitions and Dispositions	25
Development, Redevelopment and Anchor Repositioning Projects	26

Debt Schedules
Debt Summary	28
Mortgage Debt Summary	29
Debt Maturity Schedule	30

Urban Edge Properties		For additional information:
888 Seventh Avenue		Mark Langer, EVP and
New York, NY 10019		Chief Financial Officer
212-956-2556

FOR IMMEDIATE RELEASE:

Urban Edge Properties Reports Third Quarter 2018 Results

NEW YORK, NY, October 31, 2018 - Urban Edge Properties (NYSE:UE) (the "Company") today announced its results for the quarter ended September 30, 2018.

Financial Results(1)(2)

•	Generated net income of $26.9 million, or $0.21 per diluted share, for the quarter and $109.7 million, or $0.86 per diluted share, for the nine months ended September 30, 2018.

•
Generated Funds from Operations applicable to diluted common shareholders ("FFO") of $48.5 million, or $0.38 per share, for the quarter compared to $40.0 million, or $0.32 per share, for the third quarter of 2017 and $132.2 million, or $1.04 per share, for the nine months ended September 30, 2018 compared to $152.1 million, or $1.32 per share, for the nine months ended September 30, 2017.

•
Generated FFO as Adjusted of $41.9 million, or $0.33 per share, for the quarter compared to $41.9 million, or $0.34 per share, for the third quarter of 2017 and $124.7 million, or $0.98 per share, for the nine months ended September 30, 2018 compared to $115.8 million, or $1.00 per share, for the nine months ended September 30, 2017.

•
FFO as Adjusted for the quarter excludes the $7.0 million net impact of Toys "R" Us lease terminations resulting from $16.5 million of income for the write-off of below market intangible liabilities partially offset by a $9.5 million lease termination payment, a $2.2 million gain on sale of land, $1.9 million of executive transition costs and $0.4 million of transaction costs. FFO as Adjusted for the nine months ended September 30, 2018 excludes the factors above as well as a $1.9 million net expense from the Toys "R" Us lease terminations, $2.5 million gain on extinguishment of debt, a $0.7 million hurricane related casualty gain and $0.6 million of environmental remediation costs.

Operating Results(1)

•
Increased same-property cash Net Operating Income ("NOI") including properties in redevelopment by 2.2% compared to the third quarter of 2017 and by 1.9% compared to the nine months ended September 30, 2017. Third quarter and nine months ended September 30, 2018 results were negatively impacted by 150 basis points and 70 basis points, respectively, as a result of Toys "R" Us store closures.

•
Increased same-property cash NOI excluding properties in redevelopment by 0.7% over the third quarter of 2017 and by 1.2% compared to the nine months ended September 30, 2017. Third quarter and nine months ended September 30, 2018 results were negatively impacted by 140 basis points and 60 basis points, respectively, as a result of Toys "R" Us store closures.

•
Reported same-property retail portfolio occupancy of 95.2%, a decrease of 140 basis points compared to September 30, 2017, which includes a 170 basis point decline attributable to the Toys "R" Us vacancies.

•
Reported consolidated retail portfolio occupancy of 94.4%, a decrease of 140 basis points compared to September 30, 2017, which includes a 180 basis point decline attributable to the Toys "R" Us vacancies.

•
Executed 39 new leases, renewals and options totaling 429,000 square feet ("sf") during the quarter. Same-space leases totaled 410,000 sf and generated average rent spreads of 19.9% on a GAAP basis and 6.1% on a cash basis.

Toys "R" Us
The Company views the Toys "R" Us bankruptcy as an opportunity to upgrade its spaces with more vibrant retailers and to redevelop certain centers. The Company previously had nine Toys "R" Us leases comprising approximately 400,000 sf that paid an average base rent of $13 per sf, significantly below our estimate of current market rent.
The status of the nine leases is as follows:

•	One lease was assumed by Raymour & Flanigan.

•	The Company paid $15.5 million to recapture the leases at Bruckner Commons and Hudson Mall to accelerate the redevelopment of each property.

•	The Company is actively negotiating letters of intent with national value retailers for four vacancies.

•	Two vacancies are being marketed.

Development, Redevelopment and Anchor Repositioning Activity
During the third quarter, the Company completed two redevelopment projects totaling $20.2 million at The Outlets at Montehiedra Town Center in Puerto Rico and Lawnside Commons in New Jersey, which are expected to generate an unleveraged yield of 12%.

The Company also commenced three new redevelopment projects with estimated gross costs of $15.9 million expected to generate an unleveraged yield of 9%. The projects include (i) expanding Kearny Commons by 22,000 sf to accommodate Ulta, Starbucks and other tenants, (ii) repurposing 82,000 sf of vacant basement space at The Plaza at Woodbridge into a self-storage facility, and (iii) converting a former sit-down restaurant at Mt. Kisco Commons into Chipotle and another quick service restaurant.

The Company has $202 million of active redevelopment projects under way expected to generate a 7% unleveraged yield. Approximately $74 million of that amount remains to be funded.

Balance Sheet Highlights at September 30, 2018(1)(3)(4)(5)

•	Total market capitalization of approximately $4.4 billion comprised of 127.1 million fully-diluted common shares valued at $2.8 billion and $1.6 billion of debt.

•	Net debt to total market capitalization of 25%.

•	Net debt to Adjusted Earnings before interest, tax, depreciation and amortization for real estate ("EBITDAre") of 4.7x.

•	$465.6 million of cash and cash equivalents, including restricted cash, and no amounts drawn on the $600 million revolving credit facility.

(1) Refer to "Non-GAAP Financial Measures" and "Operating Metrics" for definitions and additional detail.
(2) Refer to page 5 for a reconciliation of net income to FFO and FFO as Adjusted for the quarter and nine months ended September 30, 2018.
(3) Refer to page 7 for a reconciliation of net income to EBITDAre and annualized Adjusted EBITDAre for the quarter and nine months ended September 30, 2018.
(4) Net debt as of September 30, 2018 is calculated as total consolidated debt of $1.6 billion less total cash and cash equivalents, including restricted cash, of $465.6 million.
(5) Refer to page 16 for the calculation of market capitalization as of September 30, 2018.

Non-GAAP Financial Measures
The Company uses certain non-GAAP performance measures, in addition to the primary GAAP presentations, as we believe these measures improve the understanding of the Company's operational results. We continually evaluate the usefulness, relevance, limitations, and calculation of our reported non-GAAP performance measures to determine how best to provide relevant information to the investing public, and thus such reported measures are subject to change. The Company's non-GAAP performance measures have limitations as they do not include all items of income and expense that affect operations, and accordingly, should always be considered as supplemental financial results. The following non-GAAP measures are commonly used by the Company and investing public to understand and evaluate our operating results and performance:

•
FFO: The Company believes FFO is a useful, supplemental measure of its operating performance that is a recognized metric used extensively by the real estate industry and, in particular REITs. FFO, as defined by the National Association of Real Estate Investment Trusts ("NAREIT") and the Company, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciated real estate assets, impairments on depreciable real estate, rental property depreciation and amortization expense. The Company believes that financial analysts, investors and shareholders are better served by the presentation of comparable period operating results generated from FFO primarily because it excludes the assumption that the value of real estate assets diminish predictably. FFO does not represent cash flows from operating activities in accordance with GAAP, should not be considered an alternative to net income as an indication of our performance, and is not indicative of cash flow as a measure of liquidity or our ability to make cash distributions.

•
FFO as Adjusted: The Company provides disclosure of FFO as Adjusted because it believes it is a useful supplemental measure of its core operating performance that facilitates comparability of historical financial periods. FFO as Adjusted is calculated by making certain adjustments to FFO to account for items the Company does not believe are representative of ongoing core operating results, including non-comparable revenues and expenses. The Company's method of calculating FFO as Adjusted may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

•
Cash NOI: The Company uses cash NOI internally to make investment and capital allocation decisions and to compare the unlevered performance of our properties to our peers. The Company believes cash NOI is useful to investors as a performance measure because, when compared across periods, cash NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and disposition activity on an unleveraged basis, providing perspective not immediately apparent from operating income or net income. The Company calculates cash NOI using net income as defined by GAAP reflecting only those income and expense items that are incurred at the property level, adjusted for the following items: lease termination fees, bankruptcy settlement income, non-cash rental income and ground rent expense, and income or expenses that we do not believe are representative of ongoing operating results, if any.

•
Same-property Cash NOI: The Company provides disclosure of cash NOI on a same-property basis, which includes the results of properties that were owned and operated for the entirety of the reporting periods being compared totaling 83 properties for the three months ended September 30, 2018 and 2017 and 75 properties for the nine months ended September 30, 2018 and 2017. Information provided on a same-property basis excludes properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the gross leasable area ("GLA") is taken out of service and also excludes properties acquired, sold, or under contract to be sold during the periods being compared. As such, same-property cash NOI assists in eliminating disparities in net income due to the development, redevelopment, acquisition or disposition of properties during the periods presented, and thus provides a more consistent performance measure for the comparison of the operating performance of the Company's properties. While there is judgment surrounding changes in designations, a property is removed from the same-property pool when it is designated as a redevelopment property because it is undergoing significant renovation or retenanting pursuant to a formal plan that is expected to have a significant impact on its operating income. A development or redevelopment property is moved back to the same-property pool once a substantial portion of the NOI growth expected from the development or redevelopment is reflected in both the current and comparable prior year period, generally one year after at least 80% of the expected NOI from the project is realized on a cash basis. Acquisitions are moved into the same-property pool once we have owned the property for the entirety of the comparable periods and the property is not under significant development or redevelopment. The Company has also provided disclosure of cash NOI on a same-property basis adjusted to include redevelopment properties. Same-property cash NOI may include other adjustments as detailed in the Reconciliation of Net Income to cash NOI and same-property cash NOI included in the tables accompanying this press release.

•
EBITDAre and Adjusted EBITDAre: EBITDAre and Adjusted EBITDAre are supplemental, non-GAAP measures utilized by us in various financial ratios. The White Paper on EBITDAre, approved by NAREIT's Board of Governors in September 2017, defines EBITDAre as net income (computed in accordance with GAAP), adjusted for interest expense, income tax expense, depreciation and amortization, losses and gains on the disposition of depreciated property, impairment write-downs of depreciated property and investments in unconsolidated joint ventures, and adjustments to reflect the entity's share of EBITDAre of unconsolidated joint ventures. EBITDAre and Adjusted EBITDAre are presented to assist investors in the evaluation of REITs, as a measure of the Company's operational performance as they exclude various items that do not relate to or are not indicative of our operating performance and because they approximate key performance measures in our debt covenants. Accordingly, the Company believes that the use of EBITDAre and Adjusted EBITDAre, as opposed to income before income taxes in various ratios, provides meaningful performance measures related to the Company's ability to meet various coverage tests for the stated periods. Adjusted EBITDAre may include other adjustments not indicative of operating results as detailed in the Reconciliation of Net Income to EBITDAre and Adjusted EBITDAre included in the tables accompanying this press release. The Company also presents the ratio of net debt (net of cash) to annualized Adjusted EBITDAre as of September 30, 2018, and net debt (net of cash) to total market capitalization, which it believes is useful to investors as a supplemental measure in evaluating the Company's balance sheet leverage. The presentation of EBITDAre and Adjusted EBITDAre is consistent with EBITDA and Adjusted EBITDA as presented in prior periods.

The Company believes net income is the most directly comparable GAAP financial measure to the non-GAAP performance measures outlined above. Reconciliations of these measures to net income have been provided in the tables accompanying this press release.

Operating Metrics

The Company presents certain operating metrics related to our properties, including occupancy, leasing activity and rental rates. Operating metrics are used by the Company and are useful to investors in facilitating an understanding of the operational performance for our properties.

Occupancy metrics represent the percentage of occupied gross leasable area based on executed leases (including properties in development and redevelopment) and includes leases signed, but for which rent has not yet commenced. Same-property retail portfolio occupancy includes shopping centers and malls that have been owned and operated for the entirety of the reporting periods being compared totaling 83 properties for the three months ended September 30, 2018 and 2017 and 75 properties for the nine months ended September 30, 2018 and 2017. Occupancy metrics presented for the Company's same-property retail portfolio excludes properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the gross leasable area is taken out of service and also excludes properties acquired within the past 12 months, properties sold, or under contract to be sold during the periods being compared.

Executed new leases, renewals and exercised options are presented on a same-space basis. Same-space leases represent those leases signed on spaces for which there was a previous lease with comparable gross leasable area.

Reconciliation of Net Income to FFO and FFO as Adjusted

The following table reflects the reconciliation of net income to FFO and FFO as Adjusted for the three and nine months ended September 30, 2018 and 2017, respectively. Net income is considered the most directly comparable GAAP measure. Refer to "Non-GAAP Financial Measures" on page 3 for a description of FFO and FFO as Adjusted.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net income	$26,899	$19,156	$109,712	$88,811
Less net income attributable to noncontrolling interests in:
Operating partnership	(2,688)	(1,967)	(11,041)	(7,431)
Consolidated subsidiaries	(11)	(11)	(34)	(33)
Net income attributable to common shareholders	24,200	17,178	98,637	81,347
Adjustments:
Rental property depreciation and amortization	21,639	20,855	72,969	59,886
Gain on sale of real estate	—	—	(50,440)	—
Real estate impairment loss	—	—	—	3,467
Limited partnership interests in operating partnership	2,688	1,967	11,041	7,431
FFO Applicable to diluted common shareholders	48,527	40,000	132,207	152,131
FFO per diluted common share(1)	0.38	0.32	1.04	1.32
Adjustments to FFO:
Impact of Toys "R" Us, Inc. lease terminations(2)	(6,956)	—	(5,081)	—
Gain on sale of land	(2,185)	(202)	(2,185)	(202)
Tenant bankruptcy settlement income	(27)	(115)	(305)	(628)
Casualty (gain) loss, net(4)	(3)	2,170	(691)	2,170
Executive transition costs(3)	1,932	—	1,932	—
Transaction costs	396	95	396	278
Construction rental abatement	164	—	164	—
Tax impact from hurricane	3	—	229	—
Environmental remediation costs	—	—	584	—
(Gain) loss on extinguishment of debt	—	—	(2,524)	1,274
Income from acquired leasehold interest	—	—	—	(39,215)
FFO as Adjusted applicable to diluted common shareholders	$41,851	$41,948	$124,726	$115,808
FFO as Adjusted per diluted common share(1)	$0.33	$0.34	$0.98	$1.00

Weighted Average diluted common shares(1)	126,709	123,989	126,644	115,654
(1) Weighted average diluted shares used to calculate FFO per share and FFO as Adjusted per share for the three and nine months ended September 30, 2018 and the three months ended September 30, 2017 are higher than the GAAP weighted average diluted shares as a result of the dilutive impact of LTIP and OP units which may be redeemed for our common stock. These redeemable units are not included in the weighted average diluted share count for GAAP purposes because their inclusion is anti-dilutive. LTIP and OP units are included for the nine months ended September 30, 2017 as their inclusion is dilutive.
(2) Amount for the three months ended September 30, 2018 reflects the write-off of $16.5 million of below-market intangible liabilities (classified within property rental revenue), partially offset by a $9.5 million lease termination payment (classified within property operating expense). The amount for the nine months ended September 30, 2018 includes the write-off of $21.6 million of below-market intangible liabilities, partially offset by $15.5 million of lease termination payments and $1.0 million of a provision for doubtful accounts for reserves recorded on straight-line rents.
(3) Amount reflects costs associated with hiring a new Chief Operating Officer and a new President of Development and severance expenses related to the termination of a prior executive.
(4) The amount reflects insurance proceeds net of losses as a result of Hurricane Maria in Puerto Rico in September 2017 and a tornado in Wilkes-Barre, PA, in June 2018:

(in thousands)	Three Months Ended September 30, 2018	Nine Months Ended September 30, 2018
Insurance proceeds, net of casualty related expenses	$(58)	$1,248
Reversal of provision for doubtful accounts on previously reserved balances	142	369
Property rental and tenant reimbursement losses	(81)	(926)
Casualty gain, net	$3	$691

Reconciliation of Net Income to Cash NOI and Same-Property Cash NOI

The following table reflects the reconciliation of net income to cash NOI, same-property cash NOI and same-property cash NOI including properties in redevelopment for the three and nine months ended September 30, 2018 and 2017, respectively. Net income is considered the most directly comparable GAAP measure. Refer to "Non-GAAP Financial Measures" on page 3 for a description of cash NOI and same-property cash NOI.

	Three Months Ended September 30, 2018		Nine Months Ended September 30, 2018
(Amounts in thousands)	2018	2017	2018	2017
Net income	$26,899	$19,156	$109,712	$88,811
Management and development fee income from non-owned properties	(375)	(369)	(1,064)	(1,199)
Other income	(46)	(38)	(119)	(124)
Depreciation and amortization	21,833	20,976	73,544	60,505
General and administrative expense	9,702	7,025	25,579	22,998
Casualty and impairment loss (gain), net(5)	58	2,170	(1,248)	5,637
Gain on sale of real estate	(2,185)	(202)	(52,625)	(202)
Interest income	(2,388)	(719)	(5,943)	(1,182)
Interest and debt expense	16,756	14,637	48,059	41,379
(Gain) loss on extinguishment of debt	—	—	(2,524)	1,274
Income tax expense	115	318	741	942
Non-cash revenue and expenses	(19,514)	(2,554)	(28,595)	(44,807)
Cash NOI(1)	50,855	60,400	165,517	174,032
Adjustments:
Non-same property cash NOI(1)(2)	(6,627)	(6,807)	(38,027)	(32,149)
Tenant bankruptcy settlement and lease termination income	(27)	(115)	(1,004)	(628)
Natural disaster related operating (gain) loss(3)	(6)	—	172	—
Lease termination payment	9,500	—	15,500	—
Construction rental abatement	164	—	164	—
Environmental remediation costs	—	—	584	—
Same-property cash NOI(6)	$53,859	$53,478	$142,906	$141,255
Cash NOI related to properties being redeveloped(4)	5,441	4,562	15,162	13,871
Same-property cash NOI including properties in redevelopment(6)	$59,300	$58,040	$158,068	$155,126
(1) Cash NOI is calculated as total property revenues less property operating expenses excluding the net effects of non-cash rental income and non-cash ground rent expense but includes bad debt expense.
(2) Non-same property cash NOI includes cash NOI related to properties being redeveloped and properties acquired or disposed.
(3) Amount reflects rental and tenant reimbursement losses, and reversals of provisions for payments received from tenants at Las Catalinas in Puerto Rico and Wilkes-Barre, PA.
(4) The third quarter of 2018 excludes a $0.1 million reversal of provisions for payments received from tenants at Montehiedra. The nine months ended September 30, 2018 excludes $0.6 million of rental and tenant reimbursement losses, partially offset by a $0.2 million reversal of provisions for payments received from tenants at Montehiedra.
(5) The three and nine months ended September 30, 2018 reflect insurance proceeds offset by hurricane-related expenses. The three and nine months ended September 30, 2017 reflect a casualty charge of $2.2 million to write-off the estimated net book value of the fixed assets damaged by Hurricane Maria and the nine months ended September 30, 2017 also include $3.5 million real estate impairment losses recorded as a result of the sale of our property in Eatontown, NJ.
(6) The results for the three and nine months ended September 30, 2018 were negatively impacted by Toys "R" Us store closures. Excluding these amounts, same-property cash NOI would have increased by 2.1% for the quarter and by 1.8% for the nine months ended September 30, 2018, and same-property cash NOI including properties in redevelopment would have increased by 3.7% for the quarter and by 2.6% for the nine months ended September 30, 2018:

	Three Months Ended September 30,		Percent Change	Nine Months Ended September 30,		Percent Change
	2018	2017		2018	2017
Same-property cash NOI	$53,859	$53,478	0.7%	$142,906	$141,255	1.2%
Cash NOI lost due to Toys "R" Us	761	—		865	—
Same-property cash NOI including item above	54,620	53,478	2.1%	143,771	141,255	1.8%
Cash NOI related to properties being redeveloped	5,441	4,562		15,162	13,871
Cash NOI lost due to Toys "R" Us at properties being redeveloped	142	—		200	—
Same-property cash NOI including properties in redevelopment and including item above	$60,203	$58,040	3.7%	$159,133	$155,126	2.6%

Reconciliation of Net Income to EBITDAre and Adjusted EBITDAre

The following table reflects the reconciliation of net income to EBITDAre and Adjusted EBITDAre for the three and nine months ended September 30, 2018 and 2017, respectively. Net income is considered the most directly comparable GAAP measure. Refer to "Non-GAAP Financial Measures" on page 3 for a description of EBITDAre and Adjusted EBITDAre.

	Three Months Ended September 30,		Nine Months Ended September 30,
(Amounts in thousands)	2018	2017	2018	2017
Net income	$26,899	$19,156	$109,712	$88,811
Depreciation and amortization	21,833	20,976	73,544	60,505
Interest and debt expense	16,756	14,637	48,059	41,379
Income tax expense	115	318	741	942
Gain on sale of real estate	—	—	(50,440)	—
Real estate impairment loss	—	—	—	3,467
EBITDAre	65,603	55,087	181,616	195,104
Adjustments for Adjusted EBITDAre:
Impact of Toys "R" Us, Inc. lease terminations(2)	(6,956)	—	(5,081)	—
Gain on sale of land	(2,185)	(202)	(2,185)	(202)
Tenant bankruptcy settlement income	(27)	(115)	(305)	(628)
Casualty gain, net(1)	(3)	2,170	(691)	2,170
Executive transition costs(3)	1,932	—	1,932	—
Construction rental abatement	164	—	164	—
Environmental remediation costs	—	—	584	—
(Gain) loss on extinguishment of debt	—	—	(2,524)	1,274
Transaction costs	396	95	396	278
Income from acquired leasehold interest	—	—	—	(39,215)
Adjusted EBITDAre	$58,924	$57,035	$173,906	$158,781
(1) Refer to footnote 4 on page 5, Reconciliation of Net Income to FFO and FFO as Adjusted, for the adjustments included in this line item.
(2) Amount for the three months ended September 30, 2018 reflects the write-off of $16.5 million of below-market intangible liabilities, partially offset by a $9.5 million lease termination payment. The amount for the nine months ended September 30, 2018 includes the write-off of $21.6 million of below-market intangible liabilities, partially offset by $15.5 million of lease termination payments and $1.0 million of a provision for doubtful accounts for reserves recorded on straight-line rents.
(3) Amount reflects costs associated with hiring a new Chief Operating Officer and a new President of Development and severance expenses related to the termination of a prior executive.

ADDITIONAL INFORMATION
For a copy of the Company’s supplemental disclosure package, please access the "Investors" section of our website at www.uedge.com. Our website also includes other financial information, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports.

ABOUT URBAN EDGE
Urban Edge Properties is a NYSE listed real estate investment trust focused on managing, acquiring, developing, and redeveloping retail real estate in urban communities, primarily in the New York metropolitan region. Urban Edge owns 88 properties totaling 16.3 million square feet of gross leasable area.

FORWARD-LOOKING STATEMENTS
Certain statements contained in this Press Release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of future performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Our future results, financial condition and business may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “would,” “may” or other similar expressions in this Press Release. Many of the factors that will determine the outcome of these and our other forward-looking statements are beyond our ability to control or predict; these factors include, among others, the Company's ability to complete its active development, redevelopment and anchor repositioning projects, the Company's ability to pursue, finance and complete acquisition opportunities, the Company's ability to engage in the projects in its planned expansion and redevelopment pipeline, the Company's ability to achieve the estimated unleveraged returns for such projects and acquisitions, the estimated remediation and repair costs related to natural disasters at the affected properties and the loss of or bankruptcy of a major tenant and the impact of any such event. For further discussion of factors that could materially affect the outcome of our forward-looking statements, see “Risk Factors” in Part I, Item 1A, of our Annual Report on Form 10-K for the year ended December 31, 2017 and the other documents filed by the Company with the Securities and Exchange Commission.

For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date of this Press Release. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances occurring after the date of this Press Release.

URBAN EDGE PROPERTIES
ADDITIONAL DISCLOSURES
As of September 30, 2018

Basis of Presentation
The information contained in the Supplemental Disclosure Package does not purport to disclose all items required by GAAP and is unaudited information. This Supplemental Disclosure Package should be read in conjunction with the Company's Annual Report on Form 10-K for the year ended December 31, 2017 and the Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2018. The results of operations of any property acquired are included in the Company's financial statements since the date of acquisition, although such properties may be excluded from certain metrics disclosed in this Supplemental Disclosure Package.
Non-GAAP Financial Measures and Forward-Looking Statements
For additional information regarding non-GAAP financial measures and forward-looking statements, please see pages 3 and 8 of this Supplemental Disclosure Package.

URBAN EDGE PROPERTIES
SUMMARY FINANCIAL RESULTS AND RATIOS
For the three and nine months ended September 30, 2018 (unaudited)
(in thousands, except per share, sf, rent psf and financial ratio data)

	Three months ended		Nine months ended
	September 30, 2018		September 30, 2018
Summary Financial Results
Total revenue	$112,214		$313,237
General & administrative expenses (G&A)	$9,702		$25,579
Net income attributable to common shareholders	$24,200		$98,637
Earnings per diluted share	$0.21		$0.86
Adjusted EBITDAre(7)	$58,924		$173,906
Funds from operations (FFO)	$48,527		$132,207
FFO per diluted common share	$0.38		$1.04
FFO as Adjusted	$41,851		$124,726
FFO as Adjusted per diluted common share	$0.33		$0.98
Total dividends paid per share	$0.22		$0.66
Stock closing price low-high range (NYSE)	$21.65 to $23.28		$19.83 to $25.59
Weighted average diluted shares used in EPS computations(1)	114,156		114,236
Weighted average diluted common shares used in FFO computations(1)	126,709		126,644

Summary Property, Operating and Financial Data
# of Total properties / # of Retail properties	88 / 87
Gross leasable area (GLA) sf - retail portfolio(3)(5)	15,399,000
Weighted average annual rent psf - retail portfolio(3)(5)	$17.70
Consolidated occupancy at end of period	94.7%
Consolidated retail portfolio occupancy at end of period(5)	94.4%
Same-property retail portfolio occupancy at end of period(5)(2)	95.2%
Same-property retail portfolio physical occupancy at end of period(4)(5)(2)	93.9%
Same-property cash NOI growth(2)	0.7%		1.2%
Same-property cash NOI growth, including redevelopment properties	2.2%		1.9%
Cash NOI margin - total portfolio	55.3%		58.7%
Expense recovery ratio - total portfolio	96.0%		97.3%
New, renewal and option rent spread - cash basis(8)	6.1%		3.7%
New, renewal and option rent spread - GAAP basis(9)	19.9%		11.7%
Net debt to total market capitalization(6)	25.1%		25.1%
Net debt to Adjusted EBITDAre(6)	4.7	x	4.7	x
Adjusted EBITDAre to interest expense(7)	3.7	x	3.8	x
Adjusted EBITDAre to fixed charges(7)	3.4	x	3.5	x

(1) Weighted average diluted common shares used to calculate FFO per share and FFO as Adjusted per share for the periods presented include OP and LTIP Units, which are excluded from the calculation of earnings per diluted share for the periods presented because their inclusion is anti-dilutive. FFO includes earnings allocated to unit holders as the inclusion of these units is dilutive to FFO per share.
(2) The same-property pool for both cash NOI and occupancy includes retail properties the Company consolidated, owned and operated for the entirety of both periods being compared and excludes properties under development and redevelopment, acquired, sold, or under contract to be sold during the periods being compared.
(3) GLA - retail portfolio excludes 942,000 square feet of warehouses. Weighted average annual rent per square foot for our retail portfolio and warehouses was $16.93.
(4) Physical occupancy includes tenants that have access to their leased space and includes dark and paying tenants.
(5) Our retail portfolio includes shopping centers and malls and excludes warehouses.
(6) See computation on page 16. Adjusted EBITDAre is annualized for purposes of calculating net debt to Adjusted EBITDAre.
(7) See computation on page 14.
(8) Rents have not been calculated on a straight-line basis. Previous/expiring rent is the rent at expiry and includes any percentage rent paid. New rent is the rent paid at commencement.
(9) Rents are calculated on a straight-line ("GAAP") basis. See computation on page 19.

URBAN EDGE PROPERTIES
CONSOLIDATED BALANCE SHEETS
As of September 30, 2018 (unaudited) and December 31, 2017
(in thousands, except share and per share amounts)

	September 30,	December 31,
	2018	2017
ASSETS
Real estate, at cost:
Land	$533,859	$521,669
Buildings and improvements	2,132,712	2,010,527
Construction in progress	79,488	133,761
Furniture, fixtures and equipment	6,662	5,897
Total	2,752,721	2,671,854
Accumulated depreciation and amortization	(633,675)	(587,127)
Real estate, net	2,119,046	2,084,727
Cash and cash equivalents	449,307	490,279
Restricted cash	16,269	10,562
Tenant and other receivables, net of allowance for doubtful accounts of $6,485 and $4,937, respectively	28,799	20,078
Receivable arising from the straight-lining of rents, net of allowance for doubtful accounts of $662 and $494, respectively	84,828	85,843
Identified intangible assets, net of accumulated amortization of $38,905 and $33,827, respectively	72,841	87,249
Deferred leasing costs, net of accumulated amortization of $16,043 and $14,796, respectively	21,088	20,268
Deferred financing costs, net of accumulated amortization of $2,508 and $1,740, respectively	2,475	3,243
Prepaid expenses and other assets	16,194	18,559
Total assets	$2,810,847	$2,820,808

LIABILITIES AND EQUITY
Liabilities:
Mortgages payable, net	$1,550,995	$1,564,542
Accounts payable and accrued expenses	70,227	69,595
Identified intangible liabilities, net of accumulated amortization of $64,252 and $65,832, respectively	148,715	180,959
Other liabilities	17,656	15,171
Total liabilities	1,787,593	1,830,267
Commitments and contingencies
Shareholders’ equity:
Common shares: $0.01 par value; 500,000,000 shares authorized and 114,175,607 and 113,827,529 shares issued and outstanding, respectively	1,141	1,138
Additional paid-in capital	951,959	946,402
Accumulated deficit	(34,221)	(57,621)
Noncontrolling interests:
Operating partnership	103,937	100,218
Consolidated subsidiaries	438	404
Total equity	1,023,254	990,541
Total liabilities and equity	$2,810,847	$2,820,808

URBAN EDGE PROPERTIES
CONSOLIDATED STATEMENTS OF INCOME
For the three and nine months ended September 30, 2018 and 2017 (unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
REVENUE
Property rentals	$85,949	$69,625	$230,217	$196,831
Tenant expense reimbursements	25,784	23,938	80,678	71,590
Management and development fees	375	369	1,064	1,199
Income from acquired leasehold interest	—	—	—	39,215
Other income	106	169	1,278	831
Total revenue	112,214	94,101	313,237	309,666
EXPENSES
Depreciation and amortization	21,833	20,976	73,544	60,505
Real estate taxes	16,374	15,872	47,736	43,975
Property operating	22,249	11,402	59,408	35,858
General and administrative	9,702	7,025	25,579	22,998
Casualty and impairment loss (gain), net	58	2,170	(1,248)	5,637
Ground rent	2,722	2,891	8,210	7,997
Provision for doubtful accounts	79	575	2,588	1,674
Total expenses	73,017	60,911	215,817	178,644
Operating income	39,197	33,190	97,420	131,022
Gain on sale of real estate	2,185	202	52,625	202
Interest income	2,388	719	5,943	1,182
Interest and debt expense	(16,756)	(14,637)	(48,059)	(41,379)
Gain (loss) on extinguishment of debt	—	—	2,524	(1,274)
Income before income taxes	27,014	19,474	110,453	89,753
Income tax expense	(115)	(318)	(741)	(942)
Net income	26,899	19,156	109,712	88,811
Less net income attributable to noncontrolling interests in:
Operating partnership	(2,688)	(1,967)	(11,041)	(7,431)
Consolidated subsidiaries	(11)	(11)	(34)	(33)
Net income attributable to common shareholders	$24,200	$17,178	$98,637	$81,347

Earnings per common share - Basic:	$0.21	$0.15	$0.87	$0.77
Earnings per common share - Diluted:	$0.21	$0.15	$0.86	$0.77
Weighted average shares outstanding - Basic	113,890	110,990	113,769	104,938
Weighted average shares outstanding - Diluted	114,156	111,260	114,236	115,323

URBAN EDGE PROPERTIES
SUPPLEMENTAL SCHEDULE OF NET OPERATING INCOME
For the three and nine months ended September 30, 2018 and 2017
(in thousands)

	Three Months Ended September 30,		Percent Change	Nine Months Ended September 30,		Percent Change
	2018	2017		2018	2017
Total cash NOI(1)
Total revenue	$91,899	$90,908	1.1%	$281,852	$262,647	7.3%
Total property operating expenses	(41,044)	(30,508)	34.5%	(116,335)	(88,615)	31.3%
Cash NOI - total portfolio	$50,855	$60,400	(15.8)%	$165,517	$174,032	(4.9)%

NOI margin (NOI / Total revenue)(2)	55.3%	66.4%		58.7%	66.3%

Same-property cash NOI(1)
Property rentals	$59,788	$59,678		$155,843	$153,134
Tenant expense reimbursements	23,384	21,868		63,415	59,856
Total revenue	83,172	81,546		219,258	212,990
Real estate taxes	(15,141)	(14,623)		(38,305)	(36,891)
Property operating	(10,770)	(9,635)		(29,965)	(26,886)
Ground rent	(3,227)	(3,348)		(6,852)	(6,754)
Provision for doubtful accounts(3)	(175)	(462)		(1,230)	(1,204)
Total property operating expenses	(29,313)	(28,068)		(76,352)	(71,735)
Same-property cash NOI(4)	$53,859	$53,478	0.7%	$142,906	$141,255	1.2%

Cash NOI related to properties being redeveloped	$5,441	$4,562		$15,162	$13,871
Same-property cash NOI including properties in redevelopment(4)	$59,300	$58,040	2.2%	$158,068	$155,126	1.9%

Same-property physical occupancy	93.9%	96.3%		96.4%	97.9%
Same-property leased occupancy	95.2%	96.6%		97.4%	98.3%
Number of properties included in same-property analysis	83			75

(1) Refer to page 6 for a reconciliation of net income to cash NOI and same-property cash NOI.
(2) The NOI margins for the three and nine months ended September 30, 2018 include $9.5 million and $15.5 million in lease termination payments, respectively, for the Toys "R" Us leases at Bruckner Commons in the Bronx, NY and Hudson Mall in Jersey City, NJ. Excluding the lease termination payments, the NOI margin is 65.7% and 64.2% for the three and nine months ended September 30, 2018, respectively.
(3) Provision for doubtful accounts during the three and nine months ended September 30, 2018 was reduced by $0.9 million and $0.5 million, respectively, due to reversals of provisions for payments received from tenants related to tenant disputes and at risk tenants at Las Catalinas in Puerto Rico.
(4) Same-property cash NOI and same-property cash NOI including properties in redevelopment for the three and nine months ended September 30, 2018, exclude the following (gains)/losses as a result of natural disasters which will be included in our insurance claim submissions:

	Three Months Ended September 30, 2018		Nine Months Ended September 30, 2018
	Excluded from Same-property Cash NOI (Las Catalinas and Wilkes-Barre)	Excluded from Same-property Cash NOI including redevelopment (Montehiedra)	Excluded from Same-property Cash NOI (Las Catalinas and Wilkes-Barre)	Excluded from Same-property Cash NOI including redevelopment (Montehiedra)
Revenue
Property rentals	$7	$—	$178	$467
Tenant expense reimbursements	37	37	177	104
Operating expenses
Reversal of provision for doubtful accounts	(50)	(92)	(183)	(186)
Total casualty (gain) loss excluded	$(6)	$(55)	$172	$385

URBAN EDGE PROPERTIES
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION and AMORTIZATION for REAL ESTATE (EBITDAre)
For the three and nine months ended September 30, 2018 and 2017
(in thousands)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2018		2017		2018		2017
Net income	$26,899		$19,156		$109,712		$88,811
Depreciation and amortization	21,833		20,976		73,544		60,505
Interest expense	16,036		13,913		45,900		39,204
Amortization of deferred financing costs	720		724		2,159		2,175
Income tax expense	115		318		741		942
Gain on sale of real estate	—		—		(50,440)		—
Real estate impairment loss	—		—		—		3,467
EBITDAre	65,603		55,087		181,616		195,104
Adjustments for Adjusted EBITDAre:
Impact of Toys "R" Us, Inc. lease terminations(1)	(6,956)		—		(5,081)		—
Gain on sale of land	(2,185)		(202)		(2,185)		(202)
Tenant bankruptcy settlement income	(27)		(115)		(305)		(628)
Casualty gain, net(1)	(3)		2,170		(691)		2,170
Executive transition costs(1)	1,932		—		1,932		—
Construction rental abatement	164		—		164		—
Environmental remediation costs	—		—		584		—
(Gain) loss on extinguishment of debt	—		—		(2,524)		1,274
Transaction costs	396		95		396		278
Income from acquired leasehold interest	—		—		—		(39,215)
Adjusted EBITDAre	$58,924		$57,035		$173,906		$158,781

Interest expense	$16,036		$13,913		$45,900		$39,204

Adjusted EBITDAre to interest expense	3.7	x	4.1	x	3.8	x	4.1	x

Fixed charges
Interest expense	$16,036		$13,913		$45,900		$39,204
Scheduled principal amortization	1,176		4,383		3,157		13,446
Total fixed charges	$17,212		$18,296		$49,057		$52,650

Adjusted EBITDAre to fixed charges	3.4	x	3.1	x	3.5	x	3.0	x

(1) Refer to footnotes on page 5, Reconciliation of Net Income to FFO and FFO as Adjusted, for the adjustments included in these respective line items.

URBAN EDGE PROPERTIES
FUNDS FROM OPERATIONS
For the three and nine months ended September 30, 2018
(in thousands, except per share amounts)

	Three Months Ended September 30, 2018		Nine Months Ended September 30, 2018
	(in thousands)	(per share)	(in thousands)	(per share)
Net income	$26,899	$0.21	$109,712	$0.87
Less net income attributable to noncontrolling interests in:
Operating partnership	(2,688)	(0.02)	(11,041)	(0.09)
Consolidated subsidiaries	(11)	—	(34)	—
Net income attributable to common shareholders	24,200	0.19	98,637	0.78
Adjustments:
Rental property depreciation and amortization	21,639	0.17	72,969	0.57
Gain on sale of real estate	—	—	(50,440)	(0.40)
Limited partnership interests in operating partnership(1)	2,688	0.02	11,041	0.09
FFO applicable to diluted common shareholders	48,527	0.38	132,207	1.04

Impact of Toys "R" Us, Inc. lease terminations(3)	(6,956)	(0.05)	(5,081)	(0.04)
Gain on sale of land	(2,185)	(0.02)	(2,185)	(0.02)
Tenant bankruptcy settlement income	(27)	—	(305)	—
Casualty gain, net(3)	(3)	—	(691)	(0.01)
Executive transition costs(3)	1,932	0.02	1,932	0.02
Transaction costs	396	—	396	—
Construction rental abatement	164	—	164	—
Tax impact from hurricane	3	—	229	—
Environmental remediation costs	—	—	584	0.01
Gain on extinguishment of debt	—	—	(2,524)	(0.02)
FFO as Adjusted applicable to diluted common shareholders	$41,851	$0.33	$124,726	$0.98

Weighted average diluted shares used to calculate EPS	114,156		114,236
Assumed conversion of OP and LTIP Units to common shares(2)	12,553		12,408
Weighted average diluted common shares - FFO	126,709		126,644
(1) Represents earnings allocated to LTIP and OP unit holders for unissued common shares which have been excluded for purposes of calculating earnings per diluted share for the periods presented. FFO applicable to diluted common shareholders and FFO as Adjusted applicable to diluted common shareholders calculations include earnings allocated to LTIP and OP unit holders and the respective weighted average share totals include the redeemable shares outstanding as their inclusion is dilutive.
(2) Operating Partnership ("OP") and Long-Term Incentive Plan ("LTIP") Units are excluded from the calculation of earnings per diluted share for the three and nine months ended September 30, 2018 because their inclusion is anti-dilutive. FFO includes earnings allocated to unitholders as the inclusion of these units is dilutive to FFO per share.
(3) Refer to footnotes on page 5, Reconciliation of Net Income to FFO and FFO as Adjusted, for the adjustments included in these respective line items.

URBAN EDGE PROPERTIES
MARKET CAPITALIZATION, DEBT RATIOS AND LIQUIDITY
As of September 30, 2018
(in thousands, except share amounts)

	September 30, 2018
Closing market price of common shares	$22.08

Basic common shares	114,175,607
OP and LTIP units	12,908,526
Diluted common shares	127,084,133

Equity market capitalization	$2,806,018

Total consolidated debt(1)	$1,563,375
Cash and cash equivalents including restricted cash	(465,576)
Net debt	$1,097,799

Net Debt to annualized Adjusted EBITDAre	4.7	x

Total consolidated debt(1)	$1,563,375
Equity market capitalization	2,806,018
Total market capitalization	$4,369,393

Net debt to total market capitalization at applicable market price	25.1%

Cash and cash equivalents including restricted cash	$465,576
Available under unsecured credit facility	600,000
Total liquidity	$1,065,576

(1) Total consolidated debt excludes unamortized debt issuance costs of $12.4 million.

URBAN EDGE PROPERTIES
ADDITIONAL DISCLOSURES
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Certain non-cash items:
Straight-line rental income (expense)(1)	$581	$53	$435	$(360)
Amortization of below-market lease intangibles, net(1)(7)	19,312	2,735	29,767	6,842
Straight-line ground rent expense(2)	(18)	(54)	(54)	(161)
Provision against receivables from straight-line rents(5)	(132)	63	(825)	—
Amortization of below-market lease intangibles, lessee(2)	(230)	(243)	(729)	(729)
Amortization of deferred financing costs(4)	(720)	(724)	(2,159)	(2,175)
Capitalized interest(4)	346	966	2,769	2,912
Share-based compensation expense(3)	(2,252)	(1,889)	(6,494)	(5,248)

Capital expenditures: (6)
Development and redevelopment costs	$31,986	$14,523	$84,358	$39,781
Maintenance capital expenditures	666	2,926	2,176	4,237
Leasing commissions	1,581	1,419	2,462	2,045
Tenant improvements and allowances	1,291	2,086	2,388	4,877
Total capital expenditures	$35,524	$20,954	$91,384	$50,940

	September 30, 2018	December 31, 2017
Other Liabilities:
Deferred ground rent expense	$6,568	$6,499
Deferred tax liability, net	3,145	2,828
Other	7,943	5,844
Total other liabilities	$17,656	$15,171

Accounts payable and accrued expenses:
Tenant prepaid/deferred revenue	$17,122	$24,414
Accrued capital expenditures and leasing costs	27,031	16,438
Accrued interest payable	8,387	9,018
Security deposits	5,325	5,272
Other	12,362	14,453
Total accounts payable and accrued expenses	$70,227	$69,595
(1) Amounts included in the financial statement line item "Property rentals" in the consolidated statements of income.
(2) Amounts included in the financial statement line item "Ground rent" in the consolidated statements of income.
(3) Amounts included in the financial statement line item "General and administrative" in the consolidated statements of income.
(4) Amounts included in the financial statement line item "Interest and debt expense" in the consolidated statements of income.
(5) Amounts included in the financial statement line item "Provision for doubtful accounts" in the consolidated statements of income.
(6) Amounts presented on a cash basis.
(7) Amortization of below-market lease intangibles, net for the three and nine months ended September 30, 2018 include write-offs of below-market lease intangible liabilities of $16.5 million and $21.6 million, respectively, related to the recaptured Toys “R” Us leases.

URBAN EDGE PROPERTIES
TENANT CONCENTRATION - TOP TWENTY-FIVE TENANTS
As of September 30, 2018

Tenant	Number of stores	Square feet	% of total square feet	Annualized base rent ("ABR")	% of total ABR	Weighted average ABR per square foot	Average remaining term of ABR(1)
The Home Depot, Inc.	7	920,226	5.6%	$16,224,371	6.0%	$17.63	15.1
Walmart Inc.	9	1,438,730	8.8%	10,726,552	4.0%	7.46	7.5
Best Buy Co., Inc.	10	442,118	2.7%	10,542,649	3.9%	23.85	6.3
The TJX Companies, Inc.(2)	16	566,644	3.5%	9,646,252	3.6%	17.02	5.2
Lowe's Companies, Inc.	6	976,415	6.0%	8,575,004	3.2%	8.78	9.0
Ahold Delhaize(3)	8	589,907	3.6%	7,087,797	2.6%	12.02	8.4
Kohl's Corporation	8	716,345	4.4%	6,995,847	2.6%	9.77	4.7
PetSmart, Inc.	12	287,493	1.8%	6,740,340	2.5%	23.45	4.8
BJ's Wholesale Club	4	454,297	2.8%	5,314,730	2.0%	11.70	8.1
Sears Holdings Corporation(4)	4	547,443	3.4%	5,244,737	2.0%	9.58	27.6
Wakefern (ShopRite)	4	288,853	1.8%	5,152,646	1.9%	17.84	13.8
Staples, Inc.	9	186,030	1.1%	4,025,777	1.5%	21.64	2.2
Burlington Stores, Inc.	4	261,342	1.6%	3,917,188	1.5%	14.99	9.3
The Gap, Inc.(5)	8	123,784	0.8%	3,534,801	1.3%	28.56	3.2
Target Corporation	2	297,856	1.8%	3,448,666	1.3%	11.58	13.5
Century 21	1	156,649	1.0%	3,394,181	1.3%	21.67	8.3
Whole Foods Market, Inc.	2	100,682	0.6%	3,365,570	1.3%	33.43	9.2
LA Fitness International LLC	4	181,342	1.1%	3,165,032	1.2%	17.45	8.7
Bob's Discount Furniture	4	170,931	1.0%	3,008,485	1.1%	17.60	4.7
Dick's Sporting Goods, Inc.(6)	3	117,345	0.7%	2,650,253	1.0%	22.59	4.7
24 Hour Fitness	1	53,750	0.3%	2,564,520	1.0%	47.71	13.3
National Wholesale Liquidators(7)	1	171,216	1.0%	2,270,346	0.8%	13.26	4.3
URBN (Anthropologie)	1	31,450	0.2%	2,201,500	0.8%	70.00	10.0
Bed Bath & Beyond Inc.	5	149,879	0.9%	2,085,606	0.8%	13.92	4.7
Mattress Firm Inc.(8)	13	74,021	0.5%	1,973,446	0.7%	26.66	5.5

Total/Weighted Average	146	9,304,748	57.0%	$133,856,296	49.9%	$14.39	9.0

(1) In years excluding tenant renewal options. The weighted average is based on ABR.
(2) Includes Marshalls (11), T.J. Maxx (3) and HomeGoods (2).
(3) Includes Stop & Shop (6) and Giant Food (2).
(4) Includes Kmart (4). Sears Holding Corporation ("Sears") declared bankruptcy on October 15, 2018. Sears generates approximately $8.5 million in annual gross rents, including tenant reimbursement income.
(5) Includes Old Navy (5), Gap (2) and Banana Republic (1).
(6) Includes Dick's Sporting Goods (2) and Golf Galaxy (1).
(7) National Wholesale Liquidators declared bankruptcy on October 24, 2018. National Wholesale Liquidators generates approximately $3.1 million in annual gross rents, including tenant reimbursement income.
(8) Mattress Firm declared bankruptcy on October 5, 2018. Mattress Firm generates approximately $2.6 million in annual gross rents, including tenant reimbursement income.

Note: Amounts shown in the table above include all retail properties including those in redevelopment on a cash basis other than tenants in free rent periods which are shown at their initial cash rent.

URBAN EDGE PROPERTIES
LEASING ACTIVITY
For the three and nine months ended September 30, 2018

	Three Months Ended September 30, 2018		Nine Months Ended September 30, 2018
	GAAP(3)	Cash(2)	GAAP(3)	Cash(2)
New leases
Number of new leases executed	10	10	36	36
Total square feet	30,661	30,661	321,982	321,982
Number of same space leases(1)	5	5	13	13
Same space square feet	12,044	12,044	130,227	130,227
Prior rent per square foot	$25.83	$26.80	$14.61	$15.46
New rent per square foot	$32.55	$29.34	$14.19	$13.17
Same space weighted average lease term (years)	7.9	7.9	9.7	9.7
Same space TIs per square foot(4)	N/A	$12.75	N/A	$10.72
Rent spread	26.0%	9.5%	(2.9)%	(14.8)%

Renewals & Options
Number of new leases executed	29	29	67	67
Total square feet	397,910	397,910	1,138,789	1,138,789
Number of same space leases(1)	29	29	67	67
Same space square feet	397,910	397,910	1,138,789	1,138,789
Prior rent per square foot	$17.81	$19.38	$16.41	$17.22
New rent per square foot	$21.31	$20.55	$18.57	$18.19
Same space weighted average lease term (years)	8.3	8.3	6.4	6.4
Same space TIs per square foot(4)	N/A	$—	N/A	$0.44
Rent spread	19.7%	6.0%	13.2%	5.6%

Total New Leases and Renewals & Options
Number of new leases executed	39	39	103	103
Total square feet	428,571	428,571	1,460,771	1,460,771
Number of same space leases(1)	34	34	80	80
Same space square feet	409,954	409,954	1,269,016	1,269,016
Prior rent per square foot	$18.05	$19.60	$16.22	$17.04
New rent per square foot	$21.64	$20.80	$18.12	$17.67
Same space weighted average lease term (years)	8.3	8.3	6.8	6.8
Same space TIs per square foot(4)	N/A	$0.37	N/A	$1.49
Rent spread	19.9%	6.1%	11.7%	3.7%
(1) Leases executed on a same space basis include leases with comparable sf and with prior occupancy.
(2) Rents are not calculated on a straight-line (GAAP) basis. Previous/expiring rent is the rent at expiry and includes any percentage rent paid. New rent is the rent paid at commencement.
(3) Rents are calculated on a straight-line (GAAP) basis.
(4) Includes both tenant improvements and landlord contributions.

URBAN EDGE PROPERTIES
RETAIL PORTFOLIO LEASE EXPIRATION SCHEDULE
As of September 30, 2018

	ANCHOR TENANTS (SF>=10,000)				SHOP TENANTS (SF<10,000)				TOTAL TENANTS
Year(1)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)

M-T-M	—	—	—%	$—	19	41,000	1.8%	$34.19	19	41,000	0.3%	$34.19
2018	—	—	—%	—	11	38,000	1.6%	32.32	11	38,000	0.3%	32.32
2019	16	447,000	3.4%	15.40	94	282,000	12.1%	32.98	110	729,000	4.7%	22.20
2020	31	1,100,000	8.4%	15.19	81	249,000	10.6%	35.76	112	1,349,000	8.8%	18.98
2021	26	668,000	5.1%	19.36	62	198,000	8.5%	35.63	88	866,000	5.6%	23.08
2022	24	1,104,000	8.5%	11.70	67	186,000	8.0%	33.92	91	1,290,000	8.4%	14.90
2023	35	1,696,000	13.0%	14.84	47	155,000	6.6%	34.78	82	1,851,000	12.0%	16.51
2024	37	1,663,000	12.7%	14.24	46	176,000	7.5%	28.25	83	1,839,000	11.9%	15.58
2025	9	502,000	3.9%	13.61	33	99,000	4.2%	36.04	42	601,000	3.9%	17.30
2026	8	508,000	3.9%	8.92	52	169,000	7.2%	31.05	60	677,000	4.4%	14.44
2027	17	658,000	5.0%	15.23	38	175,000	7.5%	37.90	55	833,000	5.4%	19.99
2028	11	403,000	3.1%	21.62	33	115,000	4.9%	37.79	44	518,000	3.4%	25.21
Thereafter	50	3,741,000	28.6%	14.77	32	152,000	6.5%	41.99	82	3,893,000	25.3%	15.83
Subtotal/Average	264	12,490,000	95.6%	$14.76	615	2,035,000	87.0%	$35.55	879	14,525,000	94.4%	$17.67
Vacant	16	571,000	4.4%	N/A	115	303,000	13.0%	N/A	131	874,000	5.6%	N/A
Total/Average	280	13,061,000	100%	N/A	730	2,338,000	100%	N/A	1,010	15,399,000	100%	N/A

(1) Year of expiration excludes tenant renewal options.
(2) Weighted average annual base rent per square foot is calculated by annualizing tenants' in-place, contractual, cash-basis rent including ground rent and excludes tenant reimbursements, concessions and storage rent.

Note: Amounts shown in table above include both current leases and signed leases that have not commenced on vacant spaces for all retail properties (including properties in redevelopment). The average base rent for our 942,000 square-foot warehouse property (excluded from the table above) is $5.21 per square foot as of September 30, 2018.

URBAN EDGE PROPERTIES
RETAIL PORTFOLIO LEASE EXPIRATION SCHEDULE ASSUMING EXERCISE OF ALL RENEWALS AND OPTIONS
As of September 30, 2018

	ANCHOR TENANTS (SF>=10,000)				SHOP TENANTS (SF<10,000)				TOTAL TENANTS
Year(1)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)

M-T-M	—	—	—%	$—	19	41,000	1.8%	$34.19	19	41,000	0.3%	$34.19
2018	—	—	—%	—	10	36,000	1.5%	33.05	10	36,000	0.3%	33.05
2019	9	325,000	2.5%	11.13	72	201,000	8.6%	33.80	81	526,000	3.4%	19.80
2020	6	104,000	0.8%	22.32	66	175,000	7.5%	39.70	72	279,000	1.8%	33.22
2021	6	121,000	0.9%	18.25	41	108,000	4.6%	37.12	47	229,000	1.5%	27.15
2022	4	92,000	0.7%	8.35	40	108,000	4.6%	40.14	44	200,000	1.3%	25.52
2023	9	402,000	3.1%	17.89	30	92,000	3.9%	34.61	39	494,000	3.2%	21.00
2024	9	157,000	1.2%	18.57	42	123,000	5.3%	38.58	51	280,000	1.8%	27.36
2025	10	329,000	2.5%	19.84	28	91,000	3.9%	35.02	38	420,000	2.8%	23.13
2026	7	184,000	1.4%	14.52	44	127,000	5.4%	36.21	51	311,000	2.0%	23.37
2027	8	300,000	2.3%	17.32	32	88,000	3.8%	30.74	40	388,000	2.5%	20.36
2028	9	426,000	3.3%	14.39	25	71,000	3.0%	38.07	34	497,000	3.2%	17.77
Thereafter	187	10,050,000	76.9%	20.69	166	774,000	33.1%	42.80	353	10,824,000	70.3%	22.27
Subtotal/Average	264	12,490,000	95.6%	$19.81	615	2,035,000	87.0%	$38.82	879	14,525,000	94.4%	$22.47
Vacant	16	571,000	4.4%	N/A	115	303,000	13.0%	N/A	131	874,000	5.6%	N/A
Total/Average	280	13,061,000	100%	N/A	730	2,338,000	100%	N/A	1,010	15,399,000	100%	N/A

(1) Year of expiration includes tenant renewal options.
(2) Weighted average annual base rent per square foot is calculated by annualizing tenants' in-place, contractual, cash-basis rent including ground rent and excludes tenant reimbursements, concessions and storage rent and is adjusted assuming all option rents specified in the underlying leases are exercised. Weighted average annual base rent for leases whose future option rent is based on fair market value or CPI is reported at the last stated option rent in the respective lease.

Note: Amounts shown in table above include both current leases and signed leases that have not commenced on vacant spaces for all retail properties (including properties in redevelopment). The average base rent for our 942,000 square-foot warehouse property (excluded from the table above) assuming exercise of all options at future tenant rent is $6.03 per square foot as of September 30, 2018.

URBAN EDGE PROPERTIES
PROPERTY STATUS REPORT
As of September 30, 2018
(dollars in thousands, except per sf amounts)

Property	Total Square Feet (1)	Percent Leased(1)	Weighted Average ABR PSF(2)	Mortgage Debt(7)	Major Tenants

SHOPPING CENTERS AND MALLS:
California:
Signal Hill	45,000	100.0%	$26.49	—	Best Buy
Vallejo (leased through 2043)(3)	45,000	100.0%	12.00	—	Best Buy
Walnut Creek (Olympic)	31,000	100.0%	70.00	—	Anthropologie
Walnut Creek (Mt. Diablo) (4)	7,000	100.0%	118.45	—	Z Gallerie
Connecticut:
Newington	189,000	100.0%	9.97	—	Walmart, Staples
Maryland:
Baltimore (Towson)(6)	155,000	100.0%	24.08	—	Staples, HomeGoods, Golf Galaxy, Tuesday Morning, Ulta, Kirkland's, Five Below, Sprouts
Glen Burnie	129,000	100.0%	10.21	—	Gavigan's Home Furnishings, Pep Boys
Rockville	94,000	98.0%	26.25	—	Regal Entertainment Group
Wheaton (leased through 2060)(3)	66,000	100.0%	16.70	—	Best Buy
Massachusetts:
Cambridge (leased through 2033)(3)	48,000	100.0%	24.57	—	PetSmart, A.C. Moore (lease not commenced)
Chicopee	224,000	100.0%	5.50	—	Walmart
Milford (leased through 2019)(3)	83,000	100.0%	9.01	—	Kohl’s
Springfield	182,000	100.0%	5.60	—	Walmart
Missouri:
Manchester	131,000	100.0%	11.12	$12,500	Academy Sports, Bob's Discount Furniture, Pan-Asia Market
New Hampshire:
Salem (leased through 2102)(3)	37,000	100.0%	13.84	—	Babies "R" Us
New Jersey:
Bergen Town Center - East, Paramus	253,000	97.5%	21.69	—	Lowe's, Best Buy, REI, Kirkland's
Bergen Town Center - West, Paramus	966,000	97.8%	32.48	$300,000
Target, Century 21, Whole Foods Market, Marshalls, Nordstrom Rack, Saks Off 5th, HomeGoods, H&M, Bloomingdale's Outlet, Nike Factory Store, Old Navy, Neiman Marcus Last Call Studio, Burlington (under construction)

Brick	278,000	100.0%	19.69	$50,000	Kohl's, ShopRite, Marshalls, Kirkland's
Carlstadt (leased through 2050)(3)	78,000	100.0%	23.67	—	Stop & Shop
Cherry Hill (Cherry Hill Commons)	261,000	89.3%	9.74	—	Walmart, Toys “R” Us, Maxx Fitness
Cherry Hill (Plaza at Cherry Hill)	420,000	73.3%	13.11	$28,930	LA Fitness, Aldi, Raymour & Flanigan, Restoration Hardware, Total Wine, Guitar Center, Sam Ash Music
East Brunswick	427,000	100.0%	15.09	$63,000	Lowe’s, Kohl’s, Dick’s Sporting Goods, P.C. Richard & Son, T.J. Maxx, LA Fitness
East Hanover (200 - 240 Route 10 West)	343,000	98.2%	20.42	$63,000	The Home Depot, Dick's Sporting Goods, Saks Off Fifth, Marshalls, Burlington
East Hanover (280 Route 10 West)	28,000	100.0%	34.71	—	REI
East Rutherford	197,000	97.2%	12.43	$23,000	Lowe’s
Garfield	280,000	100.0%	14.78	$40,300	Walmart, Burlington, Marshalls, PetSmart, Ulta
Hackensack	275,000	100.0%	23.67	$66,400	The Home Depot, 99 Ranch, Staples, Petco,
Hazlet	95,000	100.0%	3.70	—	Stop & Shop(5)
Jersey City (Hudson Mall)	382,000	87.6%	15.93	$24,498	Marshalls, Big Lots, Retro Fitness, Staples, Old Navy
Jersey City (Hudson Commons)	236,000	100.0%	12.37	$29,000	Lowe’s, P.C. Richard & Son

URBAN EDGE PROPERTIES
PROPERTY STATUS REPORT
As of September 30, 2018
(dollars in thousands, except per sf amounts)

Property	Total Square Feet (1)	Percent Leased(1)	Weighted Average ABR PSF(2)	Mortgage Debt(7)	Major Tenants
Kearny	104,000	98.2%	19.53	—	LA Fitness, Marshalls, Ulta (lease not commenced), Starbucks (lease not commenced)
Lawnside	151,000	100.0%	16.40	—	The Home Depot, PetSmart
Lodi (Route 17 North)	171,000	100.0%	13.26	—	National Wholesale Liquidators
Lodi (Washington Street)	85,000	87.6%	20.90	—	Blink Fitness, Aldi, Dollar Tree, USPS
Manalapan	208,000	100.0%	18.33	—	Best Buy, Bed Bath & Beyond, Raymour & Flanigan, Modell’s Sporting Goods, PetSmart
Marlton	218,000	100.0%	15.33	$37,400	Kohl’s, ShopRite, PetSmart
Middletown	231,000	98.9%	13.11	$31,400	Kohl’s, Stop & Shop
Millburn	104,000	98.8%	25.18	$24,000	Trader Joe's, CVS, PetSmart
Montclair	21,000	100.0%	26.20	—	Whole Foods Market
Morris Plains(6)	177,000	63.0%	23.97	—	Kohl’s
North Bergen (Kennedy Blvd)	62,000	100.0%	14.83	—	Food Bazaar
North Bergen (Tonnelle Ave)	410,000	100.0%	20.59	$100,000	Walmart, BJ’s Wholesale Club, PetSmart, Staples
North Plainfield	241,000	100.0%	11.41	$25,100	Costco, The Tile Shop, La-Z-Boy, Petco, Da Vita Dialysis (lease not commenced)
Paramus (leased through 2033)(3)	63,000	100.0%	47.18	—	24 Hour Fitness
Rockaway	189,000	97.8%	14.95	$27,800	ShopRite, T.J. Maxx
South Plainfield (leased through 2039)(3)	56,000	96.3%	21.65	—	Staples, Party City
Totowa	271,000	100.0%	17.45	$50,800	The Home Depot, Bed Bath & Beyond, buybuy Baby, Marshalls, Staples
Turnersville	98,000	100.0%	9.94	—	Haynes Furniture Outlet (DBA The Dump)
Union (2445 Springfield Ave)	232,000	100.0%	17.85	$45,600	The Home Depot
Union (Route 22 and Morris Ave)	276,000	83.1%	17.06	—	Lowe’s, Office Depot
Watchung	170,000	98.3%	17.31	$27,000	BJ’s Wholesale Club
Westfield (One Lincoln Plaza)	22,000	89.9%	34.91	$4,730	Five Guys, PNC Bank
Woodbridge (Woodbridge Commons)	226,000	95.2%	12.70	$22,100	Walmart, Family Discount Furniture (lease not commenced)
Woodbridge (Plaza at Woodbridge)	414,000	62.2%	17.95	$55,340	Best Buy, Raymour & Flanigan, Lincoln Tech, Harbor Freight, Retro Fitness
New York:
Bronx (1750-1780 Gun Hill Road)	77,000	100.0%	35.78	$24,500	Planet Fitness, Aldi
Bronx (Bruckner Boulevard)(6)	371,000	81.3%	25.96	—	Kmart, Burlington, ShopRite
Bronx (Shops at Bruckner)	114,000	72.1%	40.73	$11,729	Marshalls, Old Navy
Buffalo (Amherst)	311,000	85.0%	9.97	—	BJ’s Wholesale Club, T.J. Maxx, HomeGoods, LA Fitness
Commack (leased through 2021)(3)	47,000	100.0%	20.69	—	PetSmart, Ace Hardware
Dewitt (leased through 2041)(3)	46,000	100.0%	22.51	—	Best Buy
Freeport (Meadowbrook Commons) (leased through 2040)(3)	44,000	100.0%	22.31	—	Bob’s Discount Furniture
Freeport (Freeport Commons)	173,000	100.0%	21.95	$43,100	The Home Depot, Staples
Huntington	204,000	96.4%	15.69	—	Kmart, Marshalls, Old Navy, Petco
Inwood	100,000	100.0%	19.72	—	Stop & Shop
Mt. Kisco	189,000	96.4%	16.44	$14,106	Target, Stop & Shop
New Hyde Park (leased through 2029)(3)	101,000	100.0%	20.21	—	Stop & Shop
Oceanside	16,000	100.0%	28.00	—	Party City
Queens	46,000	71.2%	39.53	—
Rochester	205,000	100.0%	3.08	—	Walmart

URBAN EDGE PROPERTIES
PROPERTY STATUS REPORT
As of September 30, 2018
(dollars in thousands, except per sf amounts)

Property	Total Square Feet (1)	Percent Leased(1)	Weighted Average ABR PSF(2)	Mortgage Debt(7)	Major Tenants
Rochester (Henrietta) (leased through 2056)(3)	165,000	100.0%	4.56	—	Kohl’s
Staten Island	165,000	91.7%	24.27	—	Western Beef, Planet Fitness, Mavis Discount Tire
West Babylon	66,000	97.6%	17.70	—	Best Market, Rite Aid
Yonkers Gateway Center(6)	438,000	98.5%	17.09	$32,092	Burlington, Best Buy, DSW, PetSmart, Alamo Drafthouse Cinema, Marshalls (under construction), Homesense (under construction)
Pennsylvania:
Bensalem	185,000	100.0%	12.91	—	Kohl's, Ross Dress for Less, Staples, Petco
Bethlehem	153,000	95.6%	8.18	—	Giant Food, Petco
Broomall	169,000	100.0%	10.25	—	Giant Food, Planet Fitness, A.C. Moore, PetSmart
Glenolden	102,000	100.0%	12.74	—	Walmart
Lancaster	228,000	100.0%	4.79	—	Lowe's, Community Aid, Mattress Firm
Springfield (leased through 2025)(3)	41,000	100.0%	22.99	—	PetSmart
Wilkes-Barre (461 - 499 Mundy Street)	179,000	79.6%	11.48	—	Bob's Discount Furniture, Ross Dress for Less, Marshalls, Petco, Tuesday Morning
Wyomissing (leased through 2065)(3)	76,000	100.0%	16.69	—	LA Fitness, PetSmart
York	111,000	100.0%	9.21	—	Ashley Furniture, Tractor Supply Company, Aldi, Crunch Fitness
South Carolina:
Charleston (leased through 2063)(3)	45,000	100.0%	15.10	—	Best Buy
Virginia:
Norfolk (leased through 2069)(3)	114,000	100.0%	7.08	—	BJ’s Wholesale Club
Tyson’s Corner (leased through 2035)(3)	38,000	100.0%	43.04	—	Best Buy
Puerto Rico:
Las Catalinas	356,000	88.1%	31.39	$130,000	Kmart, Forever 21
Montehiedra(6)	539,000	92.1%	17.80	$115,250	Kmart, The Home Depot, Marshalls, Caribbean Cinemas, Tiendas Capri
Total Shopping Centers and Malls	15,399,000	94.4%	$17.70	$1,522,675
WAREHOUSES:
East Hanover - Five Buildings(6)	942,000	100.0%	5.21	$40,700	J & J Tri-State Delivery, Foremost Groups, PCS Wireless, Fidelity Paper & Supply, Meyer Distributing, Consolidated Simon Distributors, Givaudan Flavors, Reliable Tire
Total Urban Edge Properties	16,341,000	94.7%	$16.93	$1,563,375
(1) Percent leased is expressed as the percentage of gross leasable area subject to a lease.
(2) Weighted average annual base rent per square foot is the current base rent on an annualized basis. It includes executed leases for which rent has not commenced and excludes tenant expense reimbursements, free rent periods, concessions and storage rent. Excluding ground leases where the Company is the lessor, the weighted average annual rent per square foot for our retail portfolio is $20.14 per square foot.
(3) The Company is a lessee under a ground or building lease. The total square feet disclosed for the building will revert to the lessor upon lease expiration except at Salem where the ground lease is for a portion of the parking area only.
(4) Our ownership of Walnut Creek (Mt. Diablo) is 95%.
(5) The tenant never commenced operations at this location but continues to pay rent.
(6) Not included in the same-property pool for the purposes of calculating same-property cash NOI.
(7) Mortgage debt balances exclude unamortized debt issuance costs.

URBAN EDGE PROPERTIES
PROPERTY ACQUISITIONS AND DISPOSITIONS
For the nine months ended September 30, 2018
(dollars in thousands)

2018 Property Acquisitions:

Date Acquired	Property Name	City	State	GLA	Price(1)
1/26/2018	938 Spring Valley Road	Maywood	NJ	2,000	$705
2/23/2018	116 Sunrise Highway	Freeport	NY	4,750	425
2/28/2018	197 West Spring Valley Ave	Maywood	NJ	16,300	2,750
5/24/2018	7 Francis Place	Montclair	NJ	3,000	958

2018 Property Dispositions:

2/23/2018	Englewood(2)	Englewood	NJ	41,000	$11,537
4/26/2018	MacArthur Commons	Allentown	PA	372,000	55,250
7/5/2018	Cherry Hill Commons Land	Cherry Hill	NJ	—	3,462
(1) Excludes $0.1 million of transaction costs related to property acquisitions.
(2) During 2017, our property in Englewood, NJ was transferred to a receiver. On January 31, 2018, the property was sold at a foreclosure sale and on February 23, 2018, the court order was received approving the sale and discharging the receiver of all assets and liabilities related to the property, including the $11.5 million mortgage secured by the property. We recognized a gain on extinguishment of debt of $2.5 million as a result of this transaction during the nine months ended September 30, 2018.

URBAN EDGE PROPERTIES
DEVELOPMENT, REDEVELOPMENT AND ANCHOR REPOSITIONING PROJECTS
As of September 30, 2018
(in thousands, except square footage data)

	Estimated Gross Cost(1)		Incurred as of 9/30/18	Balance to Complete (Gross Cost)	Target Stabilization(2)	Description and status
ACTIVE PROJECTS
Bruckner	$69,300		$65,800	$3,500	2Q19	Renovating 3 buildings; retenanting 134,000± sf; Urban Health; Burlington, ShopRite, Boston Market and T-Mobile open; 82% executed
Bergen Town Center- Phase I(3)	55,800		40,800	15,000	2Q19
Adding Burlington to the main mall and 15,000± sf adjacent to REI (Kirkland’s open in 10,000 sf); expanding Kay (open): replacing branch bank with Cava Grill (open) and Sticky's Finger Joint; replacing east deck and upgrading west desk (complete)

Bergen Town Center-Phase IIB(3)	1,600		600	1,000	2Q19	Ruth’s Chris Steakhouse replacing Pot Belly & Pei Wei
Bergen Town Center-Phase IIC(3)	1,600		500	1,100	2Q19	Lands' End and a quick service restaurant (in lease) replacing dressbarn
Bergen Town Center-Phase IIIA(3)	2,300		1,700	600	2Q19	Children's Place moving to former Payless space (open); retenanting 8,500 sf of 10,000 sf with Express
Morris Plains	15,300		1,500	13,800	4Q19	Renovating façade; anchor repositioning and retenanting; adding Chick-fil-A
Yonkers(3)	11,300		3,200	8,100	3Q19	Repositioning vacant grocer box with Marshalls & Homesense
North Bergen(3)	11,200		2,900	8,300	4Q21	102,000± sf, self-storage facility on excess land
Kearny(3)	9,000		900	8,100	2Q20	Expanding by 22,000 sf to accommodate a 10,000 sf Ulta and other tenants and adding a freestanding Starbucks
Garfield - Phase II(3)	5,500		1,200	4,300	4Q19	18,000± sf of shops (Five Below executed for 50%)
Plaza at Woodbridge(3)	4,500		400	4,100	2Q22	Repurposing 82,000 sf of unused, conditioned basement space into self-storage
Towson - Phase II	4,300		4,200	100	4Q18	Replaced hhgregg with Sprouts (open)
Huntington(3)	3,600		1,200	2,400	4Q19	Converting 11,000± sf basement into street-front retail
Mt. Kisco(3)	2,400		400	2,000	2Q20	Converting former sit-down restaurant into a Chipotle and another quick service restaurant
Glen Burnie(3)	1,700		1,700	—	4Q18	Bubba's 33 restaurant on new pad
Woodbridge Commons(3)	1,400		200	1,200	4Q19	Furniture store (executed) replacing Syms
Cherry Hill Commons(3)	500		400	100	4Q18	Panda restaurant on new pad
Rockaway - Phase III(3)	800		800	—	2Q19	ShopRite on 6,000± sf expansion at its expense
Total	$202,100	(4)	$128,400	$73,700

(1) Estimated gross cost includes the allocation of internal costs such as labor, interest and taxes.
(2) Target Stabilization reflects the first quarter in which at least 80% of the expected cash NOI from the project is realized. A project achieving Target Stabilization is classified as Completed whether or not all costs have been expended and remains listed as a Completed project for one year in the table on page 27. The Target Stabilization date is an estimate and is subject to change resulting from uncertainties inherent in the development process and not wholly under the Company's control.
(3) Results from these properties are included in our same-property metrics.
(4) The estimated, unleveraged yield for Active projects is 7% based on total estimated project costs for and the incremental, unleveraged NOI directly attributable to the projects. The incremental, unleveraged NOI for Active projects excludes NOI generated outside the project scope such as the impact on future lease rollovers or on the long-term value of the property.

URBAN EDGE PROPERTIES
DEVELOPMENT, REDEVELOPMENT AND ANCHOR REPOSITIONING PROJECTS
As of September 30, 2018
(in thousands, except square footage data)

	Estimated Gross Cost(1)		Incurred as of 9/30/18	Balance to Complete (Gross Cost)	Stabilization(2)	Description and status
COMPLETED PROJECTS
Montehiedra Town Center	$18,100		$18,100	$—	3Q18	Redevelopment completed and 92% leased
Garfield - Phase I(3)	17,300		17,300	—	4Q17	Added Burlington, PetSmart, Ulta, Carter’s and America’s Best
Bergen Town Center-Phase IIA(3)	8,500		8,500	—	2Q18	Added Best Buy
North Plainfield(3)	6,900		6,500	400	1Q18	Added La-Z-Boy, Petco and DaVita Dialysis
Towson - Phase I	6,000		5,800	200	1Q18	Replaced Shoppers Food with Kirkland's, Tuesday Morning, Five Below and Ulta
East Hanover(3)	4,700		4,700	—	4Q17	Added Saks Off Fifth and Paper Store
Marlton(3)	3,100		3,000	100	2Q18	Added Shake Shack and honeygrow on new pad
Lawnside(3)	2,100		2,100	—	3Q18	Added Mattress Firm and T-Mobile
Rockaway - Phase II(3)	500		500	—	1Q18	Added ShopRite expansion
Rockaway - Phase I(3)	100		100	—	4Q17	Added Popeyes
Total	$67,300	(6)	$66,600	$700

	Estimated Gross Cost(4)	Estimated Stabilization(4)(5)	Description and status
PIPELINE PROJECTS
Plaza at Cherry Hill(3)	$24,000-25,000	2020	Renovating center; preparing construction docs
Bergen Town Center-Phase IIIB(3)	$15,000-16,000	2020	Future projects to improve merchandising and maximize value of undeveloped land
Montehiedra outparcel	$7,000-8,000	2021	Developing 20,000± sf retail on excess land; marketing
West Babylon(3)	$3,000-4,000	2019	Developing 10,000± sf of shops; securing approvals
Gun Hill(3)	$1,000-2,000	2019	Expanding Aldi (executed); securing approvals

Total	$50,000-55,000	(6)
(1) Estimated gross cost includes the allocation of internal costs such as labor, interest and taxes.
(2) Stabilization reflects the first quarter in which at least 80% of the expected cash NOI from the project is realized. A project achieving Stabilization is classified as Completed whether or not all costs have been expended and remains listed as a Completed project for one year in the table above.
(3) Results from these properties are included in our same-property metrics.
(4) Estimated Stabilization and Estimated Gross Cost are subject to change from uncertainties inherent in the development process and not wholly under the Company's control.
(5) Estimated Stabilization reflects the first year in which Target Stabilization occurs. See footnote 2 on page 26.
(6) The estimated unleveraged yields for Completed and Pipeline projects are 14% and 9%, respectively, based on the total estimated project costs of and the incremental unleveraged NOI expected from the projects. The incremental unleveraged NOI for Completed and Pipeline projects excludes NOI generated outside the project scope such as the impact on future lease rollovers or on the long-term value of the property.

URBAN EDGE PROPERTIES
DEBT SUMMARY
As of September 30, 2018 and December 31, 2017
(in thousands)

	September 30, 2018	December 31, 2017
Fixed rate debt	$1,393,875	$1,408,817
Variable rate debt	169,500	169,500
Total debt	$1,563,375	$1,578,317

% Fixed rate debt	89.2%	89.3%
% Variable rate debt	10.8%	10.7%
Total	100%	100%

Secured mortgage debt	$1,563,375	$1,578,317
Unsecured debt	—	—
Total debt	$1,563,375	$1,578,317

% Secured mortgage debt	100%	100%
% Unsecured mortgage debt	N/A	N/A
Total	100%	100%

Weighted average remaining maturity on secured mortgage debt	6.9 years	7.6 years

Total market capitalization (see page 16)	$4,369,393

% Secured mortgage debt	35.8%
% Unsecured debt	—%
Total debt : Total market capitalization	35.8%

Weighted average interest rate on secured mortgage debt(1)	4.09%	4.03%

Note: All amounts and calculations exclude unamortized debt issuance costs on mortgages payable.
(1) Weighted average interest rate is calculated based on balances outstanding at the respective dates.

URBAN EDGE PROPERTIES
MORTGAGE DEBT SUMMARY
As of September 30, 2018 (unaudited) and December 31, 2017
(dollars in thousands)

Debt Instrument	Maturity Date	Rate	September 30, 2018	December 31, 2017	Percent of Debt at September 30, 2018
Montehiedra, Puerto Rico (senior loan)	7/6/21	5.33%	$85,250	$86,236	5.5%
Montehiedra, Puerto Rico (junior loan)	7/6/21	3.00%	30,000	30,000	1.9%
Plaza at Cherry Hill(5)	5/24/22	3.70%	28,930	28,930	1.9%
Westfield - One Lincoln Plaza(5)	5/24/22	3.70%	4,730	4,730	0.3%
Plaza at Woodbridge(5)	5/25/22	3.70%	55,340	55,340	3.5%
Bergen Town Center	4/8/23	3.56%	300,000	300,000	19.2%
Shops at Bruckner	5/1/23	3.90%	11,729	12,162	0.8%
Hudson Mall(4)	12/1/23	5.07%	24,498	25,004	1.6%
Yonkers Gateway Center(6)	4/6/24	4.16%	32,092	33,227	2.1%
Las Catalinas	8/6/24	4.43%	130,000	130,000	8.3%
Hudson Commons(1)	11/15/24	4.00%	29,000	29,000	1.8%
Watchung(1)	11/15/24	4.00%	27,000	27,000	1.7%
Bronx (1750-1780 Gun Hill Road)(1)	12/1/24	4.00%	24,500	24,500	1.6%
Brick	12/10/24	3.87%	50,000	50,000	3.2%
North Plainfield	12/10/25	3.99%	25,100	25,100	1.6%
Middletown	12/1/26	3.78%	31,400	31,400	2.0%
Rockaway	12/1/26	3.78%	27,800	27,800	1.8%
East Hanover (200 - 240 Route 10 West)	12/10/26	4.03%	63,000	63,000	4.0%
North Bergen (Tonnelle Ave)	4/1/27	4.18%	100,000	100,000	6.4%
Manchester Plaza	6/1/27	4.32%	12,500	12,500	0.8%
Millburn	6/1/27	3.97%	24,000	24,000	1.5%
Totowa	12/1/27	4.33%	50,800	50,800	3.2%
Woodbridge Commons	12/1/27	4.36%	22,100	22,100	1.4%
East Brunswick	12/6/27	4.38%	63,000	63,000	4.0%
East Rutherford	1/6/28	4.49%	23,000	23,000	1.5%
Hackensack	3/1/28	4.36%	66,400	66,400	4.2%
Marlton	12/1/28	3.86%	37,400	37,400	2.4%
East Hanover Warehouses	12/1/28	4.09%	40,700	40,700	2.6%
Union (2445 Springfield Ave)	12/10/28	4.01%	45,600	45,600	2.9%
Freeport Commons	12/10/29	4.07%	43,100	43,100	2.8%
Garfield	12/1/30	4.14%	40,300	40,300	2.6%
Mt Kisco -Target(3)	11/15/34	6.40%	14,106	14,451	0.9%
Englewood(2)	—	—%	—	11,537	—%
Total mortgage debt		4.09%	$1,563,375	$1,578,317	100%
Unamortized debt issuance costs			(12,380)	(13,775)
Total mortgage debt, net			$1,550,995	$1,564,542

(1)	Bears interest at one month LIBOR plus 190 bps.

(2)
On January 31, 2018, our property in Englewood, NJ was sold at a foreclosure sale. Upon issuance of the court’s order on February 23, 2018, approving the sale and discharging the receiver, all assets and liabilities related to the property were removed.

(3)
The mortgage payable balance on the loan secured by Mount Kisco (Target) includes $1.0 million of unamortized debt discount as of both September 30, 2018 and December 31, 2017, respectively. The effective interest rate including amortization of the debt discount is 7.29% as of September 30, 2018.

(4)
The mortgage payable balance on the loan secured by Hudson Mall includes $1.3 million and $1.5 million of unamortized debt premium as of September 30, 2018 and December 31, 2017, respectively. The effective interest rate including amortization of the debt premium is 3.88% as of September 30, 2018.

(5)	Bears interest at one month LIBOR plus 160 bps.

(6)
The mortgage payable balance on the loan secured by Yonkers Gateway Center includes $0.7 million and $0.8 million of unamortized debt premium as of both September 30, 2018 and December 31, 2017, respectively. The effective interest rate including amortization of the debt premium is 3.76% as of September 30, 2018.

URBAN EDGE PROPERTIES
DEBT MATURITY SCHEDULE
As of September 30, 2018 (unaudited) and December 31, 2017
(dollars in thousands)

Year	Amortization	Balloon Payments	Premium/(Discount) Amortization	Total	Weighted Average Interest rate at maturity	Percent of Debt Maturing
2018(1)	$744	$—	$87	$831	4.6%	0.1%
2019	3,908	—	336	4,244	4.6%	0.3%
2020	7,236	—	335	7,571	4.4%	0.5%
2021	8,020	115,250	334	123,604	4.7%	7.9%
2022	11,565	89,000	334	100,899	3.8%	6.5%
2023	14,683	329,432	311	344,426	3.7%	22.0%
2024	13,036	261,360	(49)	274,347	4.2%	17.5%
2025	9,166	23,260	(61)	32,365	4.1%	2.1%
2026	8,949	115,104	(61)	123,992	3.9%	7.9%
Thereafter	20,994	530,578	(476)	551,096	4.2%	35.2%
Total	$98,301	$1,463,984	$1,090	$1,563,375	4.1%	100%
	Unamortized debt issuance costs			(12,380)
	Mortgage debt, net			$1,550,995
(1) Remainder of 2018.